As filed with the Securities and Exchange Commission on March 30, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Teradyne, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	04-2272148
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 Riverpark Drive

North Reading, Massachusetts 01864

(978) 370-2700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gregory R. Beecher

Vice President, Chief Financial Officer and

Treasurer

Teradyne, Inc.

600 Riverpark Drive

North Andover, Massachusetts 01864

(978) 370-2700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Patrick J. Rondeau

Erika L. Robinson

Justin L. Ochs

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Telephone: (617) 526-6000

Telecopy: (617) 526-5000

LizabethAnn R. Eisen

Cravath, Swaine & Moore LLP

825 Eighth Avenue

New York, NY 10019

Telephone: (212) 474-1000

Telecopy: (212) 474-3700

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered /Proposed maximum offering price per unit / Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Convertible Senior Notes due 2014		$0
Common Stock, par value $0.125 per share		$0

(1)	An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered, reoffered or resold hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.

Teradyne, Inc.

Convertible Senior Notes due 2014

This prospectus relates to our Convertible Senior Notes due 2014 that we may offer or sell from time to time. The notes will be convertible into cash, shares of our common stock or a combination of cash and shares of our common stock.

The terms of the notes, and other information, will be set forth in one or more supplements to this prospectus, post-effective amendments to the registration statement of which this prospectus is a part, or in one or more documents incorporated by reference therein.

Our common stock is listed on the New York Stock Exchange under the symbol “TER.”

Investing in these securities involves certain risks. See the information included and incorporated by reference in this prospectus and the accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities, including Item 1A — Risk Factors beginning on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2008.

Our principal executive offices are located 600 Riverpark Drive, North Reading, Massachusetts 01864, and our telephone number is (978) 370-2700.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 30, 2009

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with additional or different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any notes other than the notes described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such notes in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.

The terms “Teradyne,” “we,” “our,” and “us” refer, collectively, to Teradyne, Inc., a Massachusetts corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You may read and copy all or any portion of this information at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like Teradyne, who file electronically with the SEC. The address of that site is www.sec.gov.

Our Internet website address is www.teradyne.com. This reference to our website is intended to be an inactive textual reference only. Our website and the information contained therein or connected thereto are not incorporated by reference into this prospectus.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of Teradyne, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is contained directly in this prospectus or any prospectus supplement. This prospectus incorporates by reference the documents set forth below that Teradyne has previously filed with the SEC and that are not delivered with this prospectus. These documents contain important information about Teradyne and its financial condition.

Teradyne SEC Filings (File No. 001-06462)	Period
Annual Report on Form 10-K	Fiscal year ended December 31, 2008

Definitive Proxy Statement	Filed with the SEC on April 11, 2008

Current Reports on Form 8-K	January 6, 2009, January 29, 2009 (excluding Item 2.02 and Exhibit 99.1), January 30, 2009 (amendment to the Current Report on Form 8-K dated November 14, 2008) (excluding Exhibits 99.1 and 99.2) and March 11, 2009

The description of Teradyne common stock as set forth in its Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description	Filed with the SEC on September 14, 1970

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K) between the date of this prospectus and the termination of the offering of securities under this prospectus shall also be deemed to be incorporated herein by reference. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Teradyne, Inc.

600 Riverpark Drive

North Reading, Massachusetts 01864

Telephone: (978) 370-2700

Attn: Investor Relations

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated into such document.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Any statements contained or incorporated by reference herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “plans,” “intends,” “expects,” “estimates,” “predicts,” “projects,” “anticipates,” “seeks,” “would,” “could,” “will,” “likely,” “goals” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are only predictions and, accordingly, are subject to substantial risks, uncertainties and assumptions.

Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks. Factors that could affect our future operating results and cause actual results to vary materially from the forward-looking statements made or incorporated by reference in this prospectus or that might cause us to modify our plans or objectives include, but are not limited to:

•	the severity and duration of the current economic and financial conditions;

•	delays or further reductions in electronics and technology spending as a result of the worldwide economic slowdown or otherwise;

•	the highly cyclical nature of the markets we operate in and serve;

•

adverse impact of our expense control measures which could decrease our ability to address a rapid increase in customer demand, decrease our talent pool and decrease our ability to timely implement improvements in our products;

•	inability to develop new products which meet our customer needs;

•	delays in new product introductions;

•	rapid technological changes;

•	the uncertainty of customer acceptance of new products, delays in or lack of customer acceptance of new products;

•

risks associated with acquisitions, including the challenges and costs of integration, restructuring and achieving anticipated synergies in the timeframe anticipated or at all, such as the ability to realize synergies and cost savings from the integration of Nextest Systems Corporation (“Nextest”) and Eagle Test Systems, Inc. (“Eagle Test”) with Teradyne’s existing operations;

•

risks associated with reliance on our suppliers and outsourced service providers, including but not limited to their ability to meet performance, quality and delivery requirements domestically and internationally;

•	risks associated with operating internationally, including currency fluctuations;

•

competitive factors, including but not limited to downward pricing pressures, new product introductions, decreasing component costs, increased outsourcing to lower cost regions, component and product quality and availability;

•	ability to attract and retain key employees;

•	ability to successfully implement cost control measures;

•	acts of war or terrorism or the threats of either;

•

risks associated with our intellectual property, including potential third party claims against us, the infringement by others of our intellectual property rights and the cost to us of defending such rights and international rules that may afford less protection to our intellectual property rights than the laws of the United States; and

•	risks described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2008.

Therefore, actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed above and elsewhere in this prospectus or in our other SEC filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time they are made. Unless specifically required by law, we undertake no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC. The factors discussed above are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. We cannot anticipate all potential economic, industry, operational and financial developments that may adversely affect our operations and our financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate Teradyne. Any investor in Teradyne should consider all risks and uncertainties disclosed in our SEC filings, described above under the Section entitled “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov. We note that all website addresses given in this prospectus are for information only and are not intended to be an active link or to incorporate any website information into this document.

TERADYNE, INC.

We are a leading global supplier of automatic test equipment. Our automatic test equipment products and services include:

•	semiconductor test (“Semiconductor Test”) systems;

•	military/aerospace test instrumentation and systems, circuit-board test and inspection systems and automotive diagnostic and test systems, collectively these products represent “Systems Test Group”.

On November 14, 2008, we completed our acquisition of Eagle Test of Buffalo Grove, Illinois for a purchase price of $259.9 million, net of cash and marketable securities acquired and including the fair value of fully vested employee equity instruments and transaction costs. Eagle Test designs, manufactures, sells and services high-performance automated test equipment for the semiconductor industry. Eagle Test’s customers include semiconductor manufacturers and assembly and test subcontractors primarily in the low pin count analog/mixed signal discrete markets that cover more cost sensitive applications. Customers use Eagle Test products to test analog, mixed-signal, and radio frequency semiconductors. Eagle Test’s proprietary SmartPinTM technology enables multiple semiconductor devices to be tested simultaneously, or in parallel, on an individual test system, permitting greater test throughput. Semiconductors tested by Eagle Test’s systems are incorporated into a wide range of products in historically high-growth markets, including digital cameras, MP3 players, cellular telephones, video/multimedia products, automotive electronics, computer peripherals, and notebook and desktop computers. Eagle Test is included within our Semiconductor Test segment.

On January 24, 2008, we completed our acquisition of Nextest of San Jose, California for a purchase price of $311.3 million, net of the cash and marketable securities acquired and including the fair value of fully vested employee equity instruments and transaction costs. Nextest designs, develops, manufactures, sells and services low-cost, high throughput automated test equipment systems for the semiconductor industry. Nextest competes in the flash memory, flash card, and flash memory based system-on-chip markets. Nextest’s products are used to test integrated circuits such as microcontrollers, image sensors, smart cards and field programmable logic devices. Nextest is included within our Semiconductor Test segment.

On August 1, 2007, we completed the sale of our broadband test products business that provided test systems for testing lines and qualifying lines for digital subscriber line telephone networks, to Tollgrade Communications, Inc.

On November 30, 2005, we completed the sale of substantially all of the assets and certain of the liabilities of our interconnection systems products business that designed and manufactured backplane systems, printed circuit boards and high-speed, high-density connectors to Amphenol Corporation.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “TER.” Our principal executive offices are located at 600 Riverpark Drive, North Reading, Massachusetts 01864, and our telephone number is (978) 370-2700.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” as well as the risks included and incorporated by reference in this prospectus, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2008, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

Fiscal Year Ended
	December 31, 2004	December 31, 2005	December 31, 2006	December 31, 2007	December 31, 2008
Ratio of earnings to fixed charges (1)(2)	6.71x	—	13.74x	11.87x	—

(1)	The ratio of earnings to fixed charges is calculated by dividing (a) earnings from continuing operations before income taxes plus fixed charges, by (b) fixed charges. Earnings from continuing operations before income taxes for the year ended December 31, 2008 includes: (i) a goodwill impairment charge of $333.3 million, (ii) the results of operations of Nextest from January 24, 2008 and (iii) the results of operations of Eagle Test from November 14, 2008. Fixed charges consist of interest expense and an estimate of the interest within rental expense.
(2)	Due to Teradyne’s loss for the years ended December 31, 2008 and December 31, 2005, the ratio of earnings to fixed charges in such periods was less than 1:1. (Loss) income from continuing operations before income taxes was insufficient to cover fixed charges by $386.0 million and $83.4 million, respectively, in those periods.

USE OF PROCEEDS

We intend to use the net proceeds from this offering as set forth in the accompanying prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the notes in and outside the United States (i) through underwriters or dealers, (ii) directly to purchasers or (iii) through agents. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the notes from us;

•	the net proceeds to us from the sale of the notes;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

Sale Through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the notes for their own account. The underwriters may resell the notes from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer notes to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the notes if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the notes in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the notes sold for their account may be reclaimed by the syndicate if such notes are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the notes, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of the notes, we will sell the notes to them as principals. They may then resell those notes to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the notes directly. In this case, no underwriters or agents would be involved. We may also sell the notes through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the notes, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the notes directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those notes. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase notes from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the notes will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP. Unless the applicable prospectus supplement indicates otherwise, the underwriters will be represented by Cravath, Swaine & Moore LLP.

EXPERTS

The financial statements and the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Teradyne, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report, which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Nextest Systems Corporation and Eagle Test Systems businesses Teradyne acquired as of December 31, 2008, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

The consolidated financial statements of Eagle Test Systems, Inc. as of and for the year ended September 30, 2008 incorporated in this prospectus by reference to our Current Report on Form 8-K/A dated November 14, 2008 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Teradyne, Inc.

Convertible Senior Notes due 2014

PROSPECTUS

March 30, 2009

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses in connection with the issuance and distribution of the notes being registered. All amounts are estimates.

SEC registration fee		$(1)
Trustee’s fees and expenses	$25,000
Printing and engraving	$100,000
Accounting services	$125,000
Legal fees of registrant’s counsel	$500,000
Blue sky fees and expenses	$10,000
Miscellaneous	$50,000

Total	$810,000

(1)	Deferred in reliance upon Rules 456(b) and 457(r).

Item 15.	Indemnification of Directors and Officers.

Section 8.52 of Chapter 156D of the Massachusetts General Laws provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Section 8.51 of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify a director against liability if:

1.	he or she conducted himself or herself in good faith; and

(a)	he or she reasonably believed that his or her conduct was in the best interests of the corporation or that his or her conduct was at least not opposed to the best interests of the corporation; and

(b)	in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or

2.	he or she engaged in conduct for which he or she shall not be liable under a provision of the corporation’s articles of organization authorized by Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws.

Section 8.56 of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

1.	to the same extent as a director; and

2.	if he or she is an officer but not a director, to such further extent as may be provided by the articles of organization, the bylaws, a resolution of the board of directors, or contract except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

Section 8.56 also provides that an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 8.52, and that the officer may apply to a court for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance under those provisions.

Section 8.57 of the Massachusetts General Laws also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in these capacities.

Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws provides that the articles of organization of a corporation may include a provision eliminating or limiting the personal liability of a director to the corporation for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (b) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for improper distributions to shareholders, or (d) for any transaction from which the director derived an improper personal benefit. Teradyne has included such a provision in its articles of organization.

Teradyne’s amended and restated by-laws (Article VI) provide the following:

“(a) Each Director, officer, employee and other agent of the corporation, and any person who, at the request of the corporation, serves as a director, officer, employee or other agent of another organization in which the corporation directly or indirectly owns shares or of which it is a creditor shall be indemnified by the corporation against any cost, expense (including attorneys’ fees), judgment, liability and/or amount paid in settlement reasonably incurred by or imposed upon him in connection with any action, suit or proceeding (including any proceeding before any administrative or legislative body or agency), which he may be made a party to or otherwise involved with or with which he shall be threatened, by reason of his being, or related to his status as, a Director, officer, employee or other agent of the corporation or of any other organization in which the corporation directly or indirectly owns shares or of which the corporation is a creditor, which other organization he serves or has served as director, officer, employee or other agent at the request of the corporation (whether or not he continues to be an officer, Director, employee or other agent of the corporation or such other organization at the time such action, suit or proceeding is brought or threatened), unless such indemnification is prohibited by the Massachusetts Business Corporation Act. The foregoing right of indemnification shall be in addition to any rights to which any such person may otherwise be entitled and shall inure to the benefit of the executors or administrators of each such person. The corporation may pay the expenses incurred by any such person in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit, or proceeding, upon receipt of an undertaking by such person to repay such payment if it is determined that such person is not entitled to indemnification hereunder. This section shall be subject to amendment or repeal only by action of the stockholders.

(b) The Board of Directors may, without stockholder approval, authorize the corporation to enter into agreements, including any amendments or modifications thereto, with any of its Directors, officers or other persons described in paragraph (a) above providing for indemnification of such persons to the maximum extent permitted under applicable law and the corporation’s Articles of Organization and By-Laws.”

Teradyne has entered into agreements to indemnify its directors and certain of its executive officers, in addition to the indemnification provided for in its by-laws. These agreements, among other things, indemnify Teradyne’s directors and executive officers for certain expenses, including attorney’s fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by Teradyne, arising out of such person’s services as a director or officer for Teradyne, or for any of its subsidiaries, or for any other company or enterprise to which the person provides services at our request.

In addition, Teradyne maintains a directors’ and officers’ liability insurance policy for the benefit of its directors and its officers.

Item 16.	Exhibits.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1	Restated Articles of Organization, as amended (incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2000 (File No. 001-06462))

3.2	Amended and Restated By-laws, as amended (incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 (File No. 001-06462))

4.1	Form of Indenture for % Convertible Senior Notes due 2014, including the Form Global Note attached as Exhibit A thereto

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included in the signature pages to the Registration Statement)

25.1	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee under the Indenture for % Convertible Senior Notes due 2014

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of North Reading, Commonwealth of Massachusetts, on March 30, 2009.

TERADYNE, INC.

By:	/s/ Gregory R. Beecher
Name:	Gregory R. Beecher
Title:	Vice President, Chief Financial Officer and Treasurer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Teradyne, Inc. hereby severally constitute and appoint Patricia S. Wolpert, Michael A. Bradley and Gregory R. Beecher, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Teradyne, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patricia S. Wolpert Patricia S. Wolpert	Chair of the Board	March 30, 2009

/s/ Michael A. Bradley Michael A. Bradley	President and Chief Executive Officer (Principal Executive Officer)	March 30, 2009

/s/ Gregory R. Beecher Gregory R. Beecher	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 30, 2009

/s/ James W. Bagley James W. Bagley	Director	March 30, 2009

/s/ Albert Carnesale Albert Carnesale	Director	March 30, 2009

/s/ Edwin J. Gillis Edwin J. Gillis	Director	March 30, 2009

/s/ Vincent M. O’Reilly Vincent M. O’Reilly	Director	March 30, 2009

/s/ Paul J. Tufano Paul J. Tufano	Director	March 30, 2009

/s/ Roy A. Vallee Roy A. Vallee	Director	March 30, 2009

II-1

EXHIBIT INDEX

Exhibit No.		Description

1.1	*	Form of Underwriting Agreement

3.1		Restated Articles of Organization, as amended (incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the quarter ended July 2, 2000 (File No. 001-06462))

3.2		Amended and Restated By-laws, as amended (incorporated by reference to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 (File No. 001-06462))

4.1		Form of Indenture for % Convertible Senior Notes due 2014, including the Form Global Note attached as Exhibit A thereto

5.1		Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

12.1		Computation of Ratio of Earnings to Fixed Charges

23.1		Consent of PricewaterhouseCoopers LLP

23.2		Consent of Ernst & Young LLP

23.3		Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1		Powers of Attorney (included in the signature pages to the Registration Statement)

25.1		The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee under the Indenture for % Convertible Senior Notes due 2014

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.